Exhibit 99.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D, and all amendments thereto, to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: February 23, 2007

NEWPORT GLOBAL OPPORTUNITIES FUND LP

	By:	Newport Global Opportunities GP LP,
its general partner

	By:	Newport Global Opportunities GP LLC,
its general partner

	By:	Newport Global Advisors LP, its managing member

		By:	/S/ TIMOTHY T. JANSZEN
		Name:	Timothy T. Janszen
		Title:	Chief Executive Officer

NEWPORT GLOBAL OPPORTUNITIES GP LP

By:	Newport Global Opportunities GP LLC,
its general partner

By:	Newport Global Advisors LP, its managing member

	By:	/S/ TIMOTHY T. JANSZEN
	Name:	Timothy T. Janszen
	Title:	Chief Executive Officer

NEWPORT GLOBAL OPPORTUNITIES GP LLC

By:	Newport Global Advisors LP, its managing member

	By:	/S/ TIMOTHY T. JANSZEN
	Name:	Timothy T. Janszen
	Title:	Chief Executive Officer

NEWPORT GLOBAL ADVISORS LP

By:	/S/ TIMOTHY T. JANSZEN
Name:	Timothy T. Janszen
Title:	Chief Executive Officer

NEWPORT GLOBAL ADVISORS LLC

By:	/S/ TIMOTHY T. JANSZEN
Name:	Timothy T. Janszen
Title:	Chief Executive Officer